Agreement to Convert Debt into Equity

This Agreement to Convert Debt into Equity (“Agreement”) is made as of December 24, 2008, by and between the NIVS IntelliMedia Technology Group, Inc., a Delaware corporation (“NIVS USA”), Niveous Holding Company Limited, a British Virgin Islands corporation (“NIVS BVI”), NIVS (HZ) Audio & Video Tech Company Limited (“NIVS PRC”), NIVS International (H.K.) Limited (“NIVS HK,” and collectively with NIVS USA, NIVS BVI and NIVS PRC, the “Company”), on the one hand, and Tianfu Li, an individual residing in the People’s Republic of China (“PRC”) and holder of PRC identity card no. 440106196907021831 (“Mr. Li” and collectively with the Company, the “Parties”), on the other hand.

WHEREAS, Mr. Li is the founder and principal shareholder of the Company;

WHEREAS, Mr. Li has lent funds to the Company and the Company, as of the date of this Agreement, has an outstanding loan balance equal to US$7,841,726 owed to Mr. Li (the “Debt”);

WHEREAS, NIVS USA is the direct and/or indirect parent corporation of NIVS BVI, NIVS PRC, and NIVS HK;

WHEREAS, NIVS USA intends to conduct a public offering of shares of common stock of the NIVS USA, par value $0.0001 (“Common Stock”) and effect an initial listing of the Common Stock on the NYSE Alternext US (the “Offering”);

WHEREAS, NIVS USA intends to conduct the Offering of the Common Stock at an offering price that has yet to be determined but is expected to be in the range from $3.25 to $4.00 per shares of Common Stock (the “Offering Price”);

WHEREAS, each of the Parties desire that, upon the closing of the Offering, the Debt be converted into a number of shares of Common Stock (the “Conversion”) that is equal to the Debt divided by the Offering Price, rounded down to the nearest whole (the “Shares”), and the Debt will no longer be outstanding after giving effect to the Conversion; and

WHEREAS, the Shares will be restricted securities under the U.S. Securities Act of 1933, as amended (the “Securities Act”), and the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

NOW THEREFORE, in consideration of the covenants and agreements, including the subscription agreement, hereafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.           Conversion of the Debt into the Shares.  Mr. Li and the Company hereby agree that, upon the closing of the Offering, the Debt shall be converted into a number of Shares determined by dividing the Debt by the Offering Price, and rounding down to the nearest whole number.  No fractional shares will be issued in the Conversion.  After the Conversion, the Debt shall no longer be outstanding and extinguished in its entirety.

2.           Representations, Warranties and Covenants by Mr. Li.  Mr. Li hereby makes the following representations, warranties, and covenants as to the transactions contemplated by this Agreement as of the date of this Agreement and as of the date of the issuance of the Shares.

a.           Mr. Li has the power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.

b.           Mr. Li is acquiring the Shares for investment for his own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Mr. Li has no present intention of selling, granting any participation in, or otherwise distributing the same.  Mr. Li further represents that he does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to any of the Shares.

c.           Mr. Li understands that the Shares are not and will not be registered under the Securities Act on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that the Company’s reliance on such exemption is predicated on the Mr. Li’s representations set forth herein.

d.           Mr. Li acknowledges that he can bear the economic risk of his investment, and has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the investment in the Shares.

e.           Mr. Li has carefully reviewed such information as such he deemed necessary to evaluate an investment in the Shares.  To the full satisfaction of Mr. Li, he has been furnished all materials that he has requested relating to the Company and the issuance of the Shares hereunder, and Mr. Li has been afforded the opportunity to ask questions of representatives of the Company to obtain any information necessary to verify the accuracy of any representations or information made or given to him, her or it.  Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which Mr. Li has relied in receiving the Shares.

f.           Mr. Li understands that the Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption there from, and that in the absence of an effective registration statement covering the Shares or any available exemption from registration under the Securities Act, the Shares must be held indefinitely.  Mr. Li is aware that the Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of that Rule are met.  Among the conditions for use of Rule 144 may be the availability of current information to the public about the Company.

g.           Mr. Li acknowledges that he must assure the Company that the offer and sale of the Shares to him qualifies for an exemption from the registration requirements imposed by the Securities Act and from applicable securities laws of any state of the United States.  Mr. Li agrees that he meets the criteria established in the subsections set forth below.

h.           Mr. Li is not a U.S. Person, as defined in Rule 901 of Regulation S, promulgated under the Securities Act, and Mr. Li represents and warrants to the Company that:

(i)           Mr. Li is not acquiring the Shares as a result of, and Mr. Li covenants that he will not engage in any “directed selling efforts” (as defined in Regulation S under the Securities Act) in the United States in respect of the Shares which would include any activities undertaken for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States for the resale of any of the Shares;

(ii)           Mr. Li is not acquiring the Shares for the account or benefit of, directly or indirectly, any U.S. Person;

(iii)           Mr. Li is a resident of the PRC;

(iv)           the offer and the sale of the Shares to Mr. Li as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the PRC;

(v)           Mr. Li is outside the United States when receiving and executing this Agreement and that Mr. Li will be outside the United States when acquiring the Shares,

(vi)           and Mr. Li covenants with Company that:

(1)
offers and sales of any of the Shares prior to the expiration of a period of one year after the date of original issuance of the Shares (the six (6)-month period hereinafter referred to as the “Distribution Compliance Period”) shall only be made in compliance with the safe harbor provisions set forth in Regulation S, pursuant to the registration provisions of the Securities Act or an exemption therefrom, and that all offers and sales after the Distribution Compliance Period shall be made only in compliance with the registration provisions of the Securities Act or an exemption therefrom and in each case only in accordance with applicable state securities laws; and

(2)	Mr. Li will not engage in hedging transactions with respect to the Shares until after the expiration of the Distribution Compliance Period.

3.           Representations, Warranties and Covenants by the Company.  Mr. Li hereby makes the following representations, warranties, and covenants as to the transactions contemplated by this Agreement as of the date of this Agreement and as of the date of the issuance of the Shares.

a.           NIVS USA is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby.

b.           The Company shall deliver to Mr. Li within ten (10) days of the closing of the Offering a stock certificate that represents the Shares.

4.           Further Assurances.  Each of the Parties shall use its reasonable commercial efforts to proceed promptly with the transactions contemplated herein and to execute such further documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and to consummate the transactions contemplated herein.

5.           Miscellaneous.  This Agreement may be executed in any number of facsimile counterparts, all of which shall be but a single original.  This Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.  The Parties shall execute and deliver from time to time hereafter, upon written request, all such further documents and instruments and shall do and perform all such acts as may be reasonably necessary to give full effect to the intent of this Agreement.

6.           Governing Law.  This Agreement and all actions arising out of or in connection with it shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law provisions of the State of Delaware, or of any other state.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties have entered into this Agreement as of the date first set forth above.

NIVS IntelliMedia Technology Group, Inc.

By:           /s/ [ILLEGIBLE]

Name:      ________________________

Title:        ________________________

Niveous Holding Company Limited

By:           /s/ [ILLEGIBLE]

Name:      ________________________

Title:        ________________________

NIVS (HZ) Audio & Video Tech Company Limited

By:           /s/ [ILLEGIBLE]

Name:      ________________________

Title:        ________________________

NIVS International (H.K.) Limited

By:           /s/ [ILLEGIBLE]

Name:      ________________________

Title:        ________________________

Tianfu Li

/s/ Tianfu Li
Tianfu Li